EXHIBIT 5.1
[Reed Smith LLP letterhead]
May 15, 2007
19850 South Magellan Drive
Torrance, California 90502
     Re:    Registration Statement on Form S-8
Ladies and Gentlemen:
We are acting as counsel for Enova Systems, Inc., a California corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration under the Securities Act of 1933 (the “Act”) of 3,000,000 shares of the Company’s Common Stock, no par value (the “Shares”), issuable pursuant to the Company’s 2006 Equity Compensation Plan (the “Plan”).
In rendering the opinions hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such documents, records, agreements and other instruments, including the Registration Statement, as we have deemed necessary and appropriate for the purpose of this opinion.
Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification that (i) each of the parties thereto has duly and validly executed and delivered each instrument, document, and agreement to which such party is a signatory, (ii) each natural person executing any such instrument, document, or agreement is legally competent to do so, (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, and (iv) all corporate records made available to us by the Company are accurate and complete.
Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares have been duly authorized and, when and to the extent Shares are issued and sold in accordance with the Plan, such Shares will be validly issued, fully paid and non-assessable.
We express no opinion herein as to the laws of any state or jurisdiction other that the laws of the State of California and the federal laws of the United States of America.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Reed Smith LLP
REED SMITH LLP